NON-COMPETE AND NON-SOLICITATION AGREEMENT

THIS AGREEMENT made as of the 27, day of July 2012.

BETWEEN:

SONORO ENERGY LTD., a company incorporated under the laws of the Province of British Columbia and having an office at 1000, 600-6th Ave SW, Calgary, Alberta

(the “Vendor”)

AND:

PETROSONIC ENERGY, INC., a body corporate carrying on business in Nevada, U.S.A.

(the “Purchaser”)

WHEREAS the Vendor and the Purchaser have entered into an Asset Purchase and Sale Agreement dated July 27, 2012 whereby the Vendor sold certain technology and assets to the Purchaser (the “Asset Purchase Agreement”); and

WHEREAS the Vendor and Purchaser seek to enter into a non-competition and non-solicitation agreement between them.

NOW THEREFORE IN CONSIDERATION OF the mutual covenants, terms and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Non-Competition

The Vendor acknowledges and agrees that, for a period of five (5) years from the date hereof (the “Term”), it will not, without the written consent of the Purchaser, compete with the Purchaser in any business activity or transaction directly relating to the Assets (as such term is defined in the Asset Purchase Agreement) anywhere in the world save and except for in the Republic of Iraq.

2.	Non-Solicitation

For the duration of the Term, the Vendor acknowledges and agrees not to induce any person who is an employee, agent, salesperson, contractor, customer, supplier or dealer of or relating to the Purchaser as of the date of this Agreement, or was so within the one (1) year period prior to the date of this Agreement, to leave, to stop selling to, or stop buying from, the Purchaser or otherwise cease dealing with the Purchaser.

3.	Agreement to Modification of Restrictive Covenants

While the restrictions are considered by Vendor and the Purchaser to be reasonable in all of the circumstances as of the date of this Agreement, it is hereby agreed that if any one or more of such restrictions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interest of the Purchaser, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other restriction contained in this Agreement.

4.	Independent Legal Advice

Vendor agrees it has have been advised by the Purchaser that it should obtain independent legal advice in connection with the terms of this agreement. Vendor confirms that it has either obtained such advice or chosen not to do so and that it fully understands the terms and conditions set out herein and agrees to be bound by them.

5.	Notices

Any notice required or permitted to be made or given under this Agreement to either party shall be in writing and shall be sufficiently given if delivered personally, by facsimile, by email, or if sent by prepaid registered mail to the intended recipient of such notice at their respective addresses set forth below or to such other address as may, from time to time, be designated by notice given in the manner provided in this Section 5:

in the case of the Purchaser:

Petrosonic Energy, Inc.

57 Valley Woods Way NW

Calgary, AB, T3B 6A5

Attention:        Art Agolli

Fax No.:          (403) 441 6919

with a copy to:

Merani Reimer LLP

Barristers & Solicitors

Suite 204, 205-9th Avenue S.E.

Calgary, Alberta, T2G 0R3

Attention:        Ashif S. Merani

Fax No:           (403) 398-0220

Tel:      (403) 261-7006

Email: ashif@meranireimer.com

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in the case of the Vendor:

Sonoro Energy Ltd.

Suite 1000, 600 – 6th Avenue S.W.

Calgary, Alberta T2P 0S5

Attention:        David A. Little, CFO

Fax No.:          1 (888) 774-3858

Tel:                  (403) 262-3252

Email:              dlittle@sonoroenergy.com

with a copy to:

Goodmans

Suite 1900, 355 Burrard Street

Vancouver, BC V6C 2G8

Attention:       Mr. David Redford

Fax No.:         (604) 682-7131

Any notice shall be deemed to be given at the time of delivery or sending by email or facsimile and the tenth (10th) day after mailing, as applicable. Any notice or other communication delivered by had shall be deemed to have been received when it is delivered to the recipient personally or to the applicable address noted herein.

6.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

7.	Legal Advice

The Purchaser acknowledges that it has been afforded the opportunity to obtain independent legal advice with respect to this Agreement, and the Asset Purchase and Sale Agreement delivered contemporaneously herewith and confirms that he is acting of his own free will and not under duress or any undue influence.

8.	Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party.

9.	Amendment

This Agreement may be amended only in writing signed by the parties.

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10.	Headings

All headings in this Agreement are for convenience only and shall not be used of the interpretation of this Agreement.

11.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

12.	Further Assurances

Each of the parties, upon the request of any other party, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective seals and hands of their proper offices authorized in that behalf, as applicable.

PETROSONIC ENERGY, INC.		SONORO ENERGY LTD.

Per:	/s/ Art Agolli	Per:	David Little
	Authorized Signatory		Authorized Signatory

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